Exhibit 99.1

For Immediate Release

Contact:     Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-407-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the First Quarter of Fiscal Year 2013

Quarterly Revenue increased 17% year-over-year to a record $316 million
Quarterly Net Income increased 26% year-over-year to $16.1 million

DURHAM, N.C., October 16, 2012 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $315.8 million for its first quarter of fiscal 2013, ended September 23, 2012. This represents a 17% increase compared to revenue of $269.0 million reported for the first quarter of fiscal 2012 and a 3% increase compared to the fourth quarter of fiscal 2012. GAAP net income for the first quarter was $16.1 million, or $0.14 per diluted share, an increase of 26% year-over-year compared to GAAP net income of $12.8 million, or $0.11 per diluted share, for the first quarter of fiscal 2012. On a non-GAAP basis, net income for the first quarter of fiscal 2013 was $31.8 million, or $0.27 per diluted share, an increase of 13% year-over-year compared to non-GAAP net income for the first quarter of fiscal 2012 of $28.1 million, or $0.25 per diluted share.

"We started the year strong in our fiscal first quarter with record revenue and non-GAAP earnings per share at the high end of our target range," stated Chuck Swoboda, Cree Chairman and CEO. "Overall company backlog is stronger than it was at this point last quarter, although visibility is still limited and the macroeconomic environment remains a headwind. Our results are beginning to demonstrate the enormous leverage we have in our fully integrated vertical lighting model."

Q1 2013 Financial Metrics
(in thousands except per share amounts and percentages)

	First Quarter
	2013	2012	Change
	(unaudited)	(unaudited)
Net revenue	$315,753	$268,980	$46,773	17%
GAAP
Gross Margin	36.8%	36.4%
Operating Margin	5.5%	5.0%
Net Income	$16,123	$12,819	$3,304	26%
Earnings per diluted share	$0.14	$0.11	$0.03	27%
Non-GAAP
Gross Margin	37.5%	37.4%
Operating Margin	11.9%	12.2%
Net Income	$31,844	$28,058	$3,786	13%
Earnings per diluted share	$0.27	$0.25	$0.02	8%

•	Gross margin increased 200 basis points from Q4 of fiscal 2012 to 36.8% on a GAAP basis and increased 120 basis points to 37.5% on a non-GAAP basis.

•	Cash and investments increased $71.8 million from Q4 of fiscal 2012 to $816.3 million.

•	Accounts receivable (net) increased $10.0 million from Q4 of fiscal 2012 to $162.3 million, with days sales outstanding of 46.

•	Inventory decreased $9.2 million from Q4 of fiscal 2012 to $179.7 million and represents 81 days of inventory.

Recent Business Highlights:

•	Introduced a new 10-year warranty covering the industry's broadest range of products;

•	Announced THE EDGE® High Output LED luminaires delivering game-changing performance and savings for area and flood light applications;

•	Extended our leadership with the introduction of the new XLamp® XP-E2 LED, delivering higher lumens per watt and more lumens per dollar to lower system costs;

•	Announced that Oyster Bay, New York, is installing 4,000 LEDway® street lights and expects to save $200,000 yearly in energy and maintenance costs.

Business Outlook:

For its second quarter of fiscal 2013 ending December 30, 2012, Cree targets revenue in a range of $320 million to $340 million with GAAP gross margin targeted to be 37.5%+/- and non-GAAP gross margin targeted to be 38.5%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $2.6 million, while our non-GAAP targets do not. Operating expenses are targeted to increase by +/- $7 million on a GAAP basis and +/- $5 million on a non-GAAP basis. The tax rate is targeted at 22.0% for fiscal Q2. GAAP net income is targeted at $13 million to $19 million, or $0.12 to $0.16 per diluted share. Non-GAAP net income is targeted in a range of $31 million to $36 million, or $0.27 to $0.31 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 116 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles and stock-based compensation expense of $0.15 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal first quarter 2013 results and the fiscal second quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and solar inverters.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our current backlog has remained at relatively low levels for the revenue targets and our ability to forecast orders is limited; risks associated with our acquisition of Ruud Lighting; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectibility of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2012, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, the Cree logo, THE EDGE®, LEDway® and XLamp® are registered trademarks of Cree, Inc. or one of its subsidiaries.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 23, 2012	September 25, 2011
	(Thousands, except per share amounts)
Revenue, net	$315,753	$268,980
Cost of revenue, net	199,704	170,952
Gross profit	116,049	98,028
Gross margin percentage	36.8%	36.4%

Operating expenses:
Research and development	37,547	34,402
Sales, general and administrative	52,645	45,539
Amortization of acquisition-related intangibles	7,670	3,925
Loss on disposal or impairment of long-lived assets	898	775
Total operating expenses	98,760	84,641

Operating income	17,289	13,387
Operating income percentage	5.5%	5.0%

Non-operating income:
Interest and other non-operating income, net	3,385	2,943
Income from operations before income taxes	20,674	16,330

Income tax expense	4,551	3,511
Net income	$16,123	$12,819

Earnings per share:
Diluted net income per share	$0.14	$0.11

Shares used in diluted per share calculation	115,960	112,543

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 23, 2012	June 24, 2012
	(unaudited)
	(Thousands, except par value)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$816,284	$744,513
Accounts receivable, net	162,287	152,258
Inventories	179,678	188,849
Deferred income taxes	21,773	21,744
Prepaid expenses and other current assets	60,223	56,917
Total current assets	1,240,245	1,164,281
Property and equipment, net	566,138	582,461
Intangible assets, net	371,994	376,075
Goodwill	616,345	616,345
Other assets	7,920	8,336
Total assets	$2,802,642	$2,747,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$87,520	$78,873
Accrued salaries and wages	37,361	29,837
Income taxes payable	9,647	3,834
Other current liabilities	40,425	36,633
Total current liabilities	174,953	149,177

Long-term liabilities:
Deferred income taxes	15,719	15,609
Other long-term liabilities	19,995	22,695
Total long-term liabilities	35,714	38,304

Shareholders’ equity:
Common Stock	144	144
Additional paid-in-capital	1,876,622	1,861,502
Accumulated other comprehensive income, net of taxes	11,848	11,133
Retained earnings	703,361	687,238
Total shareholders’ equity	2,591,975	2,560,017
Total liabilities and shareholders’ equity	$2,802,642	$2,747,498

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the first quarter of fiscal 2013 and the first quarter of fiscal 2012. The Company does not review inter-segment revenue when evaluating segment performance and allocating resources to each segment.  As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	September 23, 2012	September 25, 2011	Change
LED Products	$187,547	$196,778	$(9,231)	(5)%
Percent of revenue	60%	73%
Lighting Products	108,073	51,673	56,400	109%
Percent of revenue	34%	19%
Power and RF Products	20,133	20,529	(396)	(2)%
Percent of revenue	6%	8%
Total revenue	$315,753	$268,980	$46,773	17%

	Three Months Ended
	September 23, 2012	September 25, 2011	Change
LED Products gross profit	$75,467	$77,760	$(2,293)	(3)%
LED Products gross margin	40.2%	39.5%
Lighting Products gross profit	34,100	15,950	18,150	114%
Lighting Products gross margin	31.6%	30.9%
Power and RF Products gross profit	10,422	8,742	1,680	19%
Power and RF Products gross margin	51.8%	42.6%
Unallocated costs	(3,940)	(4,424)	484	(11)%
Consolidated gross profit	$116,049	$98,028	$18,021	18%
Consolidated gross margin	37%	36%

Reportable Segments Description
The Company's LED Products segment includes LED chips, LED components, and SiC wafers. The Company's Lighting Products segment consists of both LED and traditional lighting systems, with its primary focus on LED lighting. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit on the income statement must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of sales. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs include variable compensation costs for manufacturing employees consisting primarily of stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, matching contributions under the Company's 401(k) plan, and acquisition related costs.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense, charges for amortization or impairment of acquired intangibles, acquisition finished goods inventory step-up, and acquisition costs.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the company's current financial performance and the company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing, and also do not include acquisition finished goods inventory step-up or acquisition costs. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company's financial results.
The Consolidated GAAP Gross Profit includes amounts that are excluded for Non-GAAP measures in the “Unallocated Costs” in the Segment Reporting. The Company does not consider these costs when evaluating segment performance and allocating resources.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its Employee Stock Purchase Plan (ESPP). Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Ruud Lighting Finished Goods Inventory Step-up. The inventory purchased as part of the Ruud Lighting acquisition was recorded at fair value at the time of the acquisition. In particular, the finished goods inventory was valued at the anticipated customer sales price less cost to sell, which is higher than the cost to produce the finished goods. Cree refers to the difference between the fair value and cost to produce as the Ruud Lighting finished goods inventory step-up. Cree excludes this inventory step-up item as Cree does not believe this step-up value is reflective of ongoing operating results.
Ruud Lighting Acquisition Cost. Cree incurred expenses directly related the acquisition of Ruud Lighting. These expenses include auditor fees, investment banking fees, legal fees and other consulting fees incurred to conclude the acquisition. Cree excludes these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended
	September 23, 2012	September 25, 2011
GAAP gross profit	$116,049	$98,028
GAAP gross margin percentage	36.8%	36.4%
Adjustment:
Stock-based compensation expense	$2,284	$1,714
Ruud Lighting finished goods inventory step up	—	979
Non-GAAP Gross Profit	$118,333	$100,721
Non-GAAP gross margin percentage	37.5%	37.4%

Non-GAAP Operating Income

	Three Months Ended
	September 23, 2012	September 25, 2011
GAAP operating income	$17,289	$13,387
GAAP operating income percentage	5.5%	5.0%
Adjustments
Stock-based compensation expense	$12,485	$11,440
Amortization of acquisition-related intangible assets	7,670	3,925
Ruud Lighting acquisition costs	—	3,069
Ruud Lighting finished goods inventory step up	—	979
Total adjustments to GAAP operating income	$20,155	$19,413
Non-GAAP operating income	$37,444	$32,800
Non-GAAP operating income percentage	11.9%	12.2%

Non-GAAP Net Income

	Three Months Ended
	September 23, 2012	September 25, 2011
GAAP net income	$16,123	$12,819
Adjustments
Stock-based compensation expense	12,485	11,440
Amortization of acquisition-related intangible assets	7,670	3,925
Ruud Lighting acquisition costs	—	3,069
Ruud Lighting finished goods inventory step up	—	979
Total adjustments to GAAP income before provision for income taxes	$20,155	$19,413
Income tax effect *	$(4,434)	$(4,174)
Non-GAAP net income	$31,844	$28,058

Earnings per Share
Non-GAAP diluted net income per share	$0.27	$0.25

Shares used in diluted net income per share calculation
Non-GAAP shares used	115,960	112,543
* Based on effective tax rate calculated using forecasted non-GAAP income

Free Cash Flow

	Three Months Ended
	September 23, 2012	September 25, 2011
Cash flow from operations	$85,686	$41,645
Less: PP&E CapEx spending	(12,597)	(33,962)
Less: Patents spending	(5,548)	(4,159)
Total free cash flows	$67,541	$3,524